NOTICE OF PARTIAL REDEMPTION TO THE HOLDERS OF

Floating Rate Trust Series 2010-04 (IP)

NOTICE IS HEREBY GIVEN that, pursuant to the applicable provisions of the governing documents of the above captioned Bonds (the “Bonds”), $1,410,000.00 principal amount of the Bonds will be redeemed on June 12, 2020, at the referenced Redemption Price, together with interest accrued to June 12, 2020. From and after June 12, 2020, interest on the Bonds shall cease to accrue. The below stated portion of the following Bond will be affected:

*CUSIP Number	Rate	Maturity	Redemption Price	Bond Number	Amount Called
33973RAA2	Variable	08/05/2021	100.00%	_BOOK	$1,410,000.00

Since the Bond is held under the book entry system, payment will be made directly to the registered holder.

Morgan Stanley By: The Bank of New York Mellon as Trustee Agent Bondholder Communications: 800-254-2826

Dated: May 13, 2020

IMPORTANT TAX NOTICE

Withholding of 24% of gross redemption proceeds of any payment made within the United States may be required by U.S. federal tax law, unless the Paying Agent has the correct taxpayer identification number (social security or employer identification number) or exemption certificate of the payee.

*Note: The Issuer and Trustee/Agent shall not be responsible for the selection or use of the CUSIP numbers selected, nor is any representation made as to their correctness indicated in the notice or as printed on any Bond. They are included solely for the convenience of the holders.

Notice #: 20200612100461